UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported):  October 31, 2011

KINGOLD JEWELRY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15819 (Commission File Number)	13-3883101 (I.R.S. Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC	430023
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011) 86 27 65660703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Kingold Jewelry, Inc. (the “Company”) held on October 31, 2011 (the “Annual Meeting”), the Company’s stockholders ratified the adoption of the Company’s 2011 Stock Incentive Plan (the “2011 Plan”).

The 2011 Plan provides for the grant of stock options, stock appreciation rights, restricted and unrestricted stock awards, restricted stock units, performance awards, or other stock-based awards to employees, officers, consultants, advisors and other individuals who perform bona fide services for the Company or any Affiliate (as defined in the 2011 Plan).  The aggregate number of shares of common stock that may be issued under all awards made under the 2011 Plan is 5,000,000 shares of the Company’s common stock.

The 2011 Plan is administered by the Compensation Committee or such other committee selected by the Board. The 2011 Plan will expire on the tenth anniversary of the effective date of the 2011 Plan, but any grants that are made prior to such date may extend beyond such date. The Compensation Committee may not reprice awards, except in the case of a stock split, recapitalization, change in control, or similar event as provided in Section 7(d) of the 2011 Plan.

For a more detailed description of the material features of the 2011 Plan, please refer to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 29, 2011 in connection with the Company’s 2011 Annual Meeting of Stockholders (the “2011 Proxy Statement”), under the caption “Proposal 3 — Ratification of the 2011 Stock Incentive Plan”, which description is incorporated herein by reference. The above description of the 2011 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of such plan, which was attached as Exhibit A to the 2011 Proxy Statement and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2011 Annual Meeting of Stockholders on October 31, 2011.  Five proposals were submitted to stockholders at the Annual Meeting. The proposals are described in detail in the Company’s 2011 Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on September 29, 2011. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected five directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of stockholders in 2012 and until their successors are elected and qualified. The votes regarding this proposal were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Zhihong Jia	31,049,309	74,250	0	8,210,514

Bin Zhao	31,049,309	74,250	0	8,210,514

H. David Sherman	31,049,309	74,250	0	8,210,514

Hai Xiao Xu	31,049,309	74,250	0	8,210,514

Bin Nan Zhang	31,049,309	74,250	0	8,210,514

2. Stockholders ratified the selection of Friedman LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
38,635,313	648,822	49,938	0

3. Stockholders ratified the adoption of the 2011 Plan. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
30,854,785	257,324	11,450	8,210,514

4.  Stockholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
30,920,947	184,462	18,150	8,210,514

5. Stockholders recommended, in an advisory and non-binding vote, a triennial advisory and   non-binding vote on the compensation of the Company’s named executive officers.  The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
914,793	554,299	29,622,179	32,288	8,210,514

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	2011 Stock Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 29, 2011)
10.2	Form of Nonqualified Stock Option Grant Agreement under the 2011 Stock Incentive Plan*
10.3	Form of Incentive Stock Option Grant Agreement under the 2011 Stock Incentive Plan*
____________________
*      Filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Bin Liu
Name: Bin Liu
Title: Chief Financial Officer

Date:           November 1, 2011

EXHIBIT INDEX

No.	Description

10.1	2011 Stock Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 29, 2011)
10.2	Form of Nonqualified Stock Option Grant Agreement under the 2011 Stock Incentive Plan*
10.3	Form of Incentive Stock Option Grant Agreement under the 2011 Stock Incentive Plan*
____________________
*      Filed herewith.